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                   UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                       FORM 8-K


                                    CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                  Date of Report (Date of earliest event reported):
                                  December 15, 1997


                                GATEFIELD CORPORATION
                                ---------------------
                (Exact name of registrant as specified in its charter)


                            Commission file number 0-13244


DELAWARE                                                             41-1404495
(State or other jurisdiction of                              (I. R. S. Employer
incorporation or organization)                              Identification No.)


47100 BAYSIDE PARKWAY, FREMONT, CALIFORNIA                                94538
(Address of principal executive offices)                            ( Zip Code)



       Registrant's telephone number, including area code:  (510) 623-4400


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Item 5. Other Events

(a) Annual Meeting of Stockholders of GateField Corporation

An Annual Meeting of Stockholders of GateField Corporation (the "Company") was held on December 15, 1997 at 3:30 PM at the Company's headquarters located at 47100 Bayside Parkway, Fremont, California.

Each of the following proposals was adopted by the stockholders of the
Company:

Proposal Number One:  To nominate and elect four directors as follows:

        James R. Fiebiger - Class I (initial term expires at the 1998 Annual Meeting)
        David J. Dunn - Class II (initial term expires at the 1999 Annual
        Meeting)
        Horst G. Sanfort - Class II (initial term expires at the 1999 Annual Meeting)
        Jonathan S. Huberman - Class III (initial term expires at the 2000 Annual Meeting)

Proposal Number Two: To approve an amendment to the Company's Certificate of Incorporation providing for the classification of the Board of Directors into three classes, with members of each class serving staggered three-year terms.

Proposal Number Three: To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 40,000,000 to 65,000,000 shares.

Proposal Number Four: To approve the issuance of securities of the Company exceeding twenty percent of the outstanding Common Stock of the Company.

Proposal Five: To ratify the selection of Deloitte & Touche LLP as independent auditors for the Company for the current fiscal year.

(b) Stock Purchase Agreement

On November 10, 1997, the Company entered into a Stock Purchase Agreement (the "Agreement") between the Company and Idanta Partners Ltd. and two affiliated trust (collectively, "Idanta"), and issued 1,000,000 shares of Series B Convertible Preferred Stock to Idanta. On January 14, 1998, pursuant to the Agreement, the Company issued 4,582,500 shares of its Common Stock to Idanta for an aggregate purchase price of $4,582,500. The issuance of the Common Stock completes the private placement of securities contemplated by the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      GATEFIELD CORPORATION



                                  By: /s/ Stephen A. Flory
                                      --------------------
                                      Stephen A. Flory
                                      Vice President and Chief Financial Officer

January __, 1998


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